UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2016

MERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 2, 2016, Meritor, Inc. (the “Company”) entered into Amendment No. 3 to the Second Amended and Restated Credit Agreement (“Amendment No. 3”) among the Company, ArvinMeritor Finance Ireland, the financial institutions party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Amendment No. 3, among other things, (i) increases the commitment of a lender by approximately $6,650,000; (ii) permits the Company to execute certain internal restructuring plans, including the release of certain guarantors when required by such plans; and (iii) (a) resets the amount of certain permitted unsecured debt under the indebtedness covenant to $200,000,000, (b) resets and increases the amount of certain permitted investments in foreign subsidiaries under the investments covenant to $250,000,000, (c) resets the amount of certain other permitted investments under the investments covenant to $200,000,000, and (d) resets the amount of certain permitted acquisitions under the acquisitions covenant to $100,000,000, in each case as of the date of Amendment No. 3.

The above description of certain terms of Amendment No. 3 is qualified by reference to the full text of Amendment No. 3, a copy of which is filed herewith as Exhibit 10-a and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10-a	Amendment No. 3 to Second Amended and Restated Credit Agreement dated as of June 2, 2016 among the Company, ArvinMeritor Finance Ireland, the financial institutions party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITOR, INC.
(Registrant)

Date: June 6, 2016	By:	/s/ Richard D. Rose
Richard D. Rose
Interim Senior Vice President, General Counsel
& Secretary

EXHIBIT INDEX

Exhibit Number	Description
10-a	Amendment No. 3 to Second Amended and Restated Credit Agreement dated as of June 2, 2016 among the Company, ArvinMeritor Finance Ireland, the financial institutions party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.